Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.20

POMEGRANATE PARENT HOLDINGS, INC.

c/o Apollo Management VIII, L.P.

9 West 57th Street

New York, NY 10019

December 21, 2020

Carlos Clark

Re: Grant of Option (Grant Date: December 14, 2020)

Dear Carlos:

We are pleased to inform you that you have been granted an option (the “Option”) to purchase shares of common stock (“Shares”) Pomegranate Parent Holdings, Inc. (the “Company”), on the terms and conditions set forth below. The Fresh Market, Inc. is an indirect wholly-owned subsidiary of the Company, which in turn is majority-owned by an investment fund controlled by an affiliate of Apollo Global Management LLC. The Option has been granted pursuant to the Company’s Stock Option Plan (the “Plan”), and the Option and underlying Shares are subject in all respects to the provisions of the Plan. Capitalized terms not otherwise defined in the text are defined in the Plan.

1.	Number of Shares subject to the Option: 300,000

2.	Exercise Price per Share: $9.35

3.

Vesting: The Option shall vest upon the earlier of a Change in Control or any Investor Sale immediately following which the Investor Percentage falls below 50%, provided that you remain employed through the date of such transaction.

4.	Termination of the Option. The Option shall terminate pursuant to the provisions of Section 5 of the Plan.

5.

Release from Transfer Restrictions. The transfer restrictions contained in Section 9(a) of the Plan shall lapse on a Change in Control. In addition, following any Investor Sale, a number of Shares shall be released from the transfer restrictions contained in Section 9(a) of the Plan as is equal to (i) 300,000 Shares (subject to adjustment for stock splits etc.) multiplied by the excess of 100% over the Investor Percentage, minus (ii) the number of Shares previously released under this paragraph 5 from the transfer restrictions contained in Section 9(a) of the Plan (subject to adjustment for stock splits etc.); provided, that if immediately following any Investor Sale, the Investor Percentage falls below 30%, then all of the Shares shall be released from the transfer restrictions; provided further, that this paragraph 5 shall not be construed as releasing any Shares that are non-transferable by reason of a standstill agreement or related agreement entered into at the request of the managing underwriters of the Qualified Public Offering. For the avoidance of

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

doubt, the number of Shares released shall be based upon and include all Shares held or which may be acquired by you, including Shares subject to Options upon the subsequent exercise thereof. Further, following a Qualified Public Offering, there shall be released from the transfer restrictions contained in Section 9(a) of the Plan, Shares having a fair market value equal to the tax withholding obligation due by reason of exercise of any Option within the thirty day period prior to the date it is scheduled to terminate pursuant to Section 5 of the Plan. For purposes of this letter, (x) “Investor Sale” means of sale of Shares by an Apollo Investor in connection with or following a Qualified Public Offering, and (y) “Investor Percentage” means the percentage derived by dividing (i) the number of Shares held by all Apollo Investors immediately following the applicable Investor Sale, by (ii) the number of Shares held by all Apollo Investors as of the date hereof (subject to adjustment for stock splits etc.).

6.

Representations. By accepting this Option, you represent, acknowledge and/or agree to the following, and understand that the Company would not have granted this Option to you but for your representations, acknowledgements and agreements below.

(a)

Shares Unregistered; Investor Knowledge. You acknowledge and agree that (i) neither the grant of the Option nor the offer to acquire Shares upon exercise thereof has been registered under applicable securities laws; (ii) there is no established market for the Shares and it is not anticipated that there will be any such market for the Shares in the foreseeable future; and (iii) your knowledge and experience in financial and business matters are such that you are capable of evaluating the merits and risks of any investment in the Shares.

(b)

One-Time Benefit. You acknowledge and agree that: (i) this award is a one-time benefit, which does not create any contractual or other right to receive future awards, or benefits in lieu of awards; (ii) all determinations with respect to any such future awards, including, but not limited to, the times when awards shall be granted, the number of shares subject to each award, the exercise or purchase price, and the time or times when each award shall vest, will be at the sole discretion of the Company; (iii) this award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (iv) THAT THIS AWARD SHALL NOT CREATE A RIGHT TO FURTHER EMPLOYMENT WITH THE COMPANY OR ITS AFFILIATES AND SHALL NOT INTERFERE WITH THE ABILITY OF THE COMPANY OR ANY OF ITS AFFILIATES TO TERMINATE YOUR EMPLOYMENT RELATIONSHIP AT ANY TIME, AND UPON TERMINATION OF YOUR EMPLOYMENT FOR ANY REASON WHATSOEVER, ANY RIGHTS IN RESPECT OF THE OPTION OR THE UNDERLYING SHARES TO WHICH YOU WOULD HAVE BEEN

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

ENTITLED HAD YOUR EMPLOYMENT NOT TERMINATED SHALL LAPSE UPON THE DATE OF TERMINATION UNLESS EXPRESSLY STATED OTHERWISE HEREIN OR THE PLAN, AND YOU SHALL NOT BE ENTITLED TO ANY COMPENSATION IN RESPECT OF LOSS OF ALL OR ANY OF THE OPTION OR UNDERLYING SHARES.

(c)

Employee Data Privacy. You consent to the collection, use and transfer of personal data as described in this paragraph 5(c). You understand that the Company and its Affiliates hold certain personal information about you including, but not limited to, your name, home address and telephone number, date of birth, social security number, salary, nationality, job title, common shares or directorships held in the Company, details of all other entitlement to common shares awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of managing and administering this award (“Data”). You further understand that the Company and/or its Affiliates will transfer Data among themselves as necessary for the purposes of implementation, administration and management of this award, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in such implementation, administration and management, or to any potential acquirer of the Company or its Affiliates. You authorize them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing this award, including any requisite transfer of such Data as may be required for the administration of this award and/or the subsequent holding common shares on your behalf to a broker or other third party with whom the shares acquired on exercise may be deposited, or, in the case of a potential acquirer, for the purpose of performing diligence on the Company or its Affiliates. You understand that he or she may, at any time, view the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the local human resources representative.

(d)

Confidentiality. You agree not to disclose or discuss in any way the terms of this award to or with anyone other than members of your immediate family, or your personal counsel or financial advisors (and you will advise such persons of the confidential nature of this award).

7.

Federal Taxes: The Option granted to you is treated as a “nonqualified option” for federal tax purposes, so when you exercise the Option, the excess of the value of the Shares issued on exercise over the exercise price paid for the Shares is income to you, subject to wage-based withholding and reporting. State and local taxes may also apply. You should consult your personal tax advisor for more information concerning the tax treatment of your Option. The Company is not making any representations concerning the tax treatment of the Option except that the Company will not treat the grant of the Option itself as taxable income to you, and is not

Confidential Treatment Requested by The Fresh Market Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

responsible for any taxes, interest or penalties you incur in connection with your Option, even if the taxing authorities successfully challenge any position taken by the Company in respect of wage withholding and reporting or otherwise.

We are excited to give you this opportunity to share in our future success. Please indicate your acceptance of this option grant and the terms of the Plan by signing and returning a copy of this letter.

Sincerely,

POMEGRANATE PARENT HOLDINGS, INC.

By:
Name:	Jason Potter
Title:	Authorized Signatory

Agreed to and Accepted by:

Name: Carlos Clark

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